SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                               VAALCO ENERGY, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                             VAALCO ENERGY, INC.

                        4600 POST OAK PLACE, SUITE 309
                             HOUSTON, TEXAS 77027



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      TO BE HELD WEDNESDAY, MAY 19, 1999

      Notice is hereby given that the Annual Meeting of the Stockholders of VAALCO Energy, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 19, 1999 at 11:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, for the following purposes:

      (1) To elect a Board of Directors as follows:

            (a) The holders of Common Stock will elect two Class I directors to hold office for the ensuing three years; and

            (b) The holders of Convertible Preferred Stock, Series A, will elect one Class I director to hold office for the ensuing three years.

      (2) To ratify the appointment of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ended December 31, 1999.

      (3) To transact such other business as may properly come before the Meeting or any adjournment thereof.

      The holders of record of Common Stock and Convertible Preferred Stock, Series A, of the Company at the close of business on April 14, 1999 will be entitled to notice of and to vote at the annual meeting.



                                   By Order of the Board of Directors,


                                   /s/ GAYLA M. CUTRER
                                       Gayla M. Cutrer
                                       Secretary


April 21, 1999

                                  IMPORTANT

      YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                             VAALCO ENERGY, INC.

                               PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD WEDNESDAY, MAY 19, 1999

      This Proxy Statement is furnished to the record holders of common stock, par value $0.10 per share ("Common Stock") and Convertible Preferred Stock, Series A, par value $10.00 per share ("Preferred Stock") of VAALCO Energy, Inc. (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the annual meeting ("Meeting") of stockholders to be held on Wednesday, May 19, 1999 at 11:00 a.m. at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, and any adjournment thereof.

MATTERS TO BE CONSIDERED AT THE MEETING

      Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

      (1) the election of the Class I director nominees to the Board of Directors named herein; and

      (2) the ratification of the appointment of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ended December 31, 1999.

      The Board of Directors is not presently aware of other proposals that may be brought before the Meeting. In the event other proposals are brought before the Meeting, the persons named in the enclosed proxy will vote in accordance with what they consider to be in the best interests of the Company and its stockholders.

VOTING AND REVOCABILITY OF PROXIES

      Proxies in the form enclosed, properly executed by stockholders and received in time for the Meeting, will be voted as specified therein. If a stockholder does not specify otherwise, the shares represented by his or her proxy will be voted FOR the nominees for election of directors as listed herein and FOR ratification of Deloitte & Touche as the independent public accountants to audit the Company's accounts for the fiscal year ending December 31, 1999. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire. Any proxy may be revoked at any time before it is exercised by delivering written notice of revocation to the Company at or prior to the Meeting, by duly executing a proxy bearing a later date or by voting in person at the Meeting. The mailing address of the Company's principal executive offices is 4600 Post Oak Place, Suite 309, Houston, Texas 77027 (Tel. No. 713/623-0801). This Proxy Statement is being mailed on or about April 21, 1999 to holders of record of Common Stock and Preferred Stock at the close of business on April 14, 1999 (the "Record Date").

VOTING AND QUORUM REQUIREMENTS

      At the close of business on the Record Date, there were outstanding and entitled to vote 20,749,968 shares of Common Stock and 10,000 shares of Preferred Stock. A complete list of all stockholders entitled to vote at the Meeting will be open for examination by any stockholder during normal business hours for a period of ten days prior to the Meeting at the offices of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027.

      The holder of the Preferred Stock has the right to vote as a class with the holders of Common Stock on all matters submitted to a vote of the holders of the Common Stock on an "as converted basis." Accordingly, with respect to all matters to come before the Meeting other than the election of the Preferred Stock Nominee (as defined below), each share of Common Stock entitles the holder to one vote, and each share of Preferred Stock entitles the holder to 2,750 votes so that, as of the Record Date, the total number of shares of Common Stock deemed outstanding and entitled to vote at the Meeting is 48,249,968. In addition, the Certificate of Incorporation of the Company provides that one director in each class of directors shall be a designee (a "Preferred Stock Nominee") of the holders of the Preferred Stock. Accordingly, the holder of the Preferred Stock, voting separately as a class, is entitled to vote for a Preferred Stock Nominee. With respect to the election of a Preferred Stock Nominee, each share of Preferred Stock entitles the holder to one vote. All holders of record of Common Stock or Preferred Stock on the Record Date shall be entitled to vote at the Meeting.

      Regarding the election of directors, the enclosed form of proxy provides a means for stockholders to vote FOR the nominees as directed therein, to withhold authority to vote for one or more of the applicable nominees or to withhold authority to vote for all of the applicable nominees. With respect to other proposals to be voted upon, stockholders may vote in favor of a proposal, against a proposal, or may abstain from voting. Unless a holder of Common Stock or Preferred Stock who withholds authority votes in person at the Meeting or votes by means of another proxy, the withholding of authority will have no effect upon the election of those directors for whom authority to vote is withheld because the Company's By-laws provide that directors are elected by a plurality of the votes cast. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they effect the total vote received by any particulate candidate.

      The affirmative vote of the holders of at least a majority of the issued and outstanding shares of Common Stock and, on an as converted basis, the Preferred Stock, voting together as a class present or represented and entitled to vote at the Meeting is required for the ratification of the appointment of auditors for the current fiscal year. With respect to the ratification of the appointment of auditors, abstaining shares will be considered present at the Meeting for this matter so that the effect of abstentions will be the equivalent of a "no" vote. With respect to broker non-votes, the shares will not be considered present at the Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

      The holders of a majority of the issued and outstanding Common Stock together with, on an as converted basis, the issued and outstanding Preferred Stock, entitled to vote at the Meeting, present in person or represented by proxy, constitutes a quorum for purposes of the Common Stock. The presence in person or by proxy of the holders of record of one-third of the total number of shares of Preferred Stock then outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum of holders of Preferred Stock. Broker non-votes and abstentions count towards the establishment of a quorum. At the Meeting or at any adjournment thereof, the absence of a quorum of the holders of shares of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of shares of Preferred Stock, and the absence of a quorum of the holders of shares of the Common Stock shall not prevent the election of directors to be elected by the holders of shares of Preferred Stock.

                       SECURITY OWNERSHIP OF PRINCIPAL
                         STOCKHOLDERS AND MANAGEMENT

      The following table sets forth information with respect to the ownership of shares of Common Stock and Preferred Stock as of April 14, 1999, by (i) each director and each executive officer of the Company named in the Summary Compensation Table, (ii) all executive officers and directors of the Company as a group and (iii) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock or Preferred Stock. To the Company's knowledge, the persons indicated below have sole voting and investment power with respect to the shares indicated as owned by them, except as otherwise stated. The address for each director and beneficial owner of more than 5% of the outstanding shares of Common Stock is 4600 Post Oak Place, Suite 309, Houston, Texas 77027, unless otherwise indicated below or in the footnotes.

                                                                 PERCENT UPON
                                                                 CONVERSION OF
                                                  PERCENT OF       PREFERRED                     PERCENT OF
  NAME OF BENEFICIAL OWNER          AMOUNT          CLASS            STOCK           AMOUNT         CLASS
 --------------------------      ------------    ------------    --------------    ---------    ------------
DIRECTORS:
Robert L. Gerry III .......        2,010,000(1)      9.2%              4.1%            --           --
Virgil A. Walston, Jr .....        3,300,082(2)     15.9%              6.8%            --           --
W. Russell Scheirman ......        1,050,000(3)     4.8 %              2.2%            --           --
Arne R. Nielsen ...........            1,000        --                --               --           --
Lawrence L. Tucker ........       31,263,441(4)     64.8%             64.8%          10,000(4)       100%
T. Michael Long ...........       31,263,441(4)     64.8%             64.8%          10,000(4)       100%
Walter W. Grist ...........             --          --                --               --           --

COMMON STOCK OWNED BY ALL
  DIRECTORS AND EXECUTIVE
  OFFICERS AS A GROUP
 (7 PERSONS) ..............       37,624,523(5)     74.8%             74.8%          10,000          100%

5% STOCKHOLDERS:

Dorothy J. Alcorn .........        2,905,832(6)     14.0%              6.0%            --           --
  26 Meadow View
  Victoria, TX 77904

The 1818 Fund II, L.P. ....       31,263,441(7)     64.8%             64.8%          10,000          100%
  c/o Brown Brothers
  Harriman & Co. ..........
  Fifty-Nine Wall Street
  New York, New York 10005

Metropolitan Life Insurance
  Company .................        1,500,000(8)      7.2%              3.1%            --           --
  One Madison Avenue
  New York, New York 10010

State Street Research &
  Management Company ......        1,500,000(8)      7.2%              3.1%            --           --
  One Financial Center
  Thirtieth Floor
  Boston, MA 02111-2690

----------------------

(1) Includes 1,000,000 shares that may be acquired within sixty days upon the exercise of options and 1,000,000 shares held in a trust of which Mr. Gerry is a trustee and beneficiary. For a description of the options that have been granted to Mr. Gerry, see "Executive Compensation."

(2) Excludes 148,700 shares of Common Stock owned by Mr. Walston's sons in which Mr. Walston disclaims beneficial ownership. Also includes 177,500 shares of Common Stock owned by V.A. Walston & Associates, Inc.

(3) Represents 1,050,000 shares that may be acquired within sixty days upon the exercise of options. For a description of the options and stock appreciation rights ("SARs") that have been granted to W. Russell Scheirman, see "Executive Compensation."

(4) Mr. Tucker and Mr. Long are each deemed to beneficially own the shares of Common Stock and Preferred Stock held by The 1818 Fund II, L.P. (the "Fund"). See note (7) below.

(5) Includes 2,075,000 shares of Common Stock subject to options exercisable within 60 days and 27,500,000 shares of Common Stock issuable upon conversion of Preferred Stock.

(6) Includes 177,500 shares of Common Stock held by Alcorn Production Company, a company controlled by Mrs. Alcorn.

(7) Includes 27,500,000 shares issuable upon conversion of the Preferred Stock. The sole general partner of the Fund is Brown Brothers Harriman & Co., a New York limited partnership ("BBH&C"). By virtue of BBH&C's relationship with the Fund, BBH&C may be deemed to beneficially own 31,263,441 shares of Common Stock and 10,000 shares of Preferred Stock. Lawrence L. Tucker and T. Michael Long are general partners of BBH&C. By virtue of a resolution adopted by BBH&C designating Messrs. Tucker and Long, or either of them, as the sole and exclusive partners of BBH&C having voting power (including the power to vote or to direct the voting) and investment power (including the power to dispose or to direct the disposition) with respect to the securities of the Company, each of Messrs. Long and Tucker may be deemed to beneficially own 31,263,441 shares of Common Stock and 10,000 shares of Preferred Stock. The address of BBH&C, Mr. Long and Mr. Tucker is 59 Wall Street, New York, New York 10005. The preceding information is based on a Schedule 13D/A filed May 29, 1998, by the Fund, BBH&C and Messrs.
      Long and Tucker.

(8) Based on a Schedule 13G, filed February 8, 1999, by State Street Research & Management Company, Inc. ("State Street"), an investment adviser registered under Section 203 of the Investment Advisers Act and a Schedule 13G/A, filed on February 9, 1999, by Metropolitan Life Insurance Company, an affiliate of State Street, which states that all 1,500,000 shares were acquired by State Street for the benefit of separate account customers.

                              CHANGE IN CONTROL

      On April 21, 1998, the Company consummated the acquisition (the "Acquisition") of 1818 Oil Corp. ("1818 Corp.") from The 1818 Fund II, L.P. (the "Fund") in exchange for 10,000 shares of Preferred Stock. In addition, the Fund simultaneously acquired 3,763,441 shares of Common Stock for $7 million in cash. The principal asset of 1818 Corp. is a 7.5% limited partner interest in Hunt Overseas Exploration Company, L.P. ("Hunt"), which has exploration prospects in a number of international areas. The general partner of Hunt is Hunt Overseas Operating Company ("HOOC"), a subsidiary of Hunt Oil Company, which has extensive experience in international exploration and development operations.

      Pursuant to the Certificate of Designation establishing the Preferred Stock, the holder of the Preferred Stock votes on an as converted basis with the Common Stock. The Fund owns Common Stock and Preferred Stock which in the aggregate represents 64.8% of the outstanding voting power of the Company on an as converted basis (excluding options and warrants) as of the Record Date. In addition, the terms of the Preferred Stock provide that while the Preferred Stock is outstanding, the holders of Preferred Stock voting separately as a class will be entitled to elect three directors of the Company. The Fund, as holder of the Preferred Stock, has elected Lawrence C. Tucker, T. Michael Long and Walter W. Grist as directors of the Company pursuant to these provisions. The holder of the Preferred Stock also is entitled to receive any dividends declared with respect to the Common Stock on an as converted basis.

      In connection with the Acquisition, the Company made certain changes to its bylaws which require that at least a majority of the directors constituting the entire board of directors, which majority must include at least one of the directors elected by the holders of the Preferred Stock, approve each of the following transactions effected by either the Company or, as applicable, any subsidiary of the Company: any issuance of or agreement to issue any equity securities, including securities convertible into or exchangeable for such equity securities (other than issuances pursuant to an employee benefit plan); the declaration of any dividend; the incurrence, assumption of or refinancing of indebtedness; the adoption of any employee stock option or similar plan; entering into employment of consulting agreements with annual compensation exceeding $100,000; any merger or consolidation; the sale, conveyance, exchange or transfer of the voting stock or all or substantially all of the assets; the sale or other disposition to another person, or purchase, lease or other acquisition from another person, of any material assets, rights or properties; certain expenditures in excess of $300,000; the formation of any entity that is not wholly-owned by the Company; material changes in accounting methods or policies; any amendment, modification or restatement of the certificate of incorporation or bylaws; the settlement of any claim or other action against the Company or subsidiary in an amount in excess of $50,000; approval or amendment of the annual operating budget; any other action which is not in the ordinary course of business; and the agreement to take any of the foregoing actions. Accordingly, none of the foregoing actions can be taken by the Company without the approval of at least one director designated by the holder of the Preferred Stock.

                                   ITEM 1.

                            ELECTION OF DIRECTORS

NOMINEES

      Pursuant to the Company's Restated Certificate of Incorporation, the Board of Directors is divided into three classes that are elected for staggered three-year terms and hold office until their successors are duly elected and qualified. The term of the Class I directors, currently comprised of Messrs. Nielsen, Scheirman and Tucker, expire at the Meeting. The term of the Class II directors, currently comprised of Messrs. Walston and Long, will expire at the 2000 annual meeting of stockholders. The term of the Class III directors, currently comprised of Messrs. Gerry and Grist, will expire at the 2001 annual meeting of stockholders. Mr. Charles W. Alcorn, Jr. served as a Class III director until his death on June 29, 1998. The Board of Directors elected not to fill the vacancy and to reduce the number of Class III directors to two.

      The Class I nominees for election at the Meeting, other than the Preferred Stock Nominee, are Messrs. Nielsen and Scheirman. These two nominees will be elected by both the holders of the Common Stock and, on an as converted basis, the owner of the Preferred Stock. The holders of the Common Stock and the Preferred Stock will vote together as a class.

      The Company's Certificate of Designation, pursuant to which the Preferred Stock was issued on April 21, 1998, provides that the holders of the Preferred Stock have the right to appoint three directors to the Company's Board of Directors, voting together as a class. Messrs. Tucker, Long and Grist were elected as directors by the holders of the Preferred Stock as Class I, Class II and Class III directors, respectively. Each director elected by the holders of shares of Preferred Stock shall, unless his or her term shall expire earlier in accordance with the provisions thereof, hold office until the annual meeting of stockholders at which directors of the class to which he has been elected stand for election or until his successor, if any, is elected and qualified. Mr. Tucker, whose term expires at the Meeting, has been nominated as the Class I Preferred Stock Nominee (together, with Messrs. Nielsen and Scheirman, the "Nominees").

      If any director elected by the holders of Preferred Stock shall cease to serve as a director before his or her term shall expire (except by reason of the termination of the voting rights accorded to the holders of Preferred Stock in accordance with the Certificate of Designation), the holders of the Preferred Stock then outstanding and entitled to vote for such director may, by written consent as provided herein, elect a successor to hold office for the unexpired term of the director whose place shall be vacant. Any director elected by the holders of shares of Preferred Stock voting separately as a single class may be removed from office with or without cause by the vote or written consent of the holders of at least a majority of the outstanding shares of Preferred Stock, at the time of removal.

      It is intended that all shares represented by the proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Meeting, the person or persons exercising the proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Meeting in order to eliminate the vacancy. The Nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Meeting. See "Stockholders' Proposals for Next Annual Meeting."

DIRECTORS AND EXECUTIVE OFFICERS

      The following table provides information with respect to the Nominees, all current directors and all present executive officers of the Company. Each executive officer has been elected to serve until his successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.


CLASS I DIRECTOR, AGE AND POSITION WITH THE COMPANY       COMPANY POSITION SINCE
------------------------------------------------------    ----------------------
Arne R. Nielsen, 72, Director.........................              1989
W. Russell Scheirman, 44, President, Chief Financial
   Officer and Director...............................              1991
Lawrence L. Tucker, 56, Director .....................              1998

CLASS II DIRECTOR, AGE AND POSITION WITH THE COMPANY      COMPANY POSITION SINCE
------------------------------------------------------    ----------------------
Virgil A. Walston, Jr., 64, Vice Chairman of the Board
   and Chief Operating Officer........................              1989
T. Michael Long, 55, Director ........................              1998

CLASS III DIRECTOR, AGE AND POSITION  WITH THE COMPANY    COMPANY POSITION SINCE
------------------------------------------------------    ----------------------
Robert L. Gerry III,  61,  Chairman of the Board and
   Chief Executive Officer............................              1997
Walter W. Grist, 58, Director.........................              1998


      The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

      ARNE R. NIELSEN - Mr. Nielsen has been a Director of the Company since March 1989. He is currently the Chairman and Chief Executive Officer of Shiningbank Energy Income Fund, a position he has held since 1996. He served as the Chairman of the Board of Serenpet, Inc. from April 1995 through July 1996, President, Chief Executive Officer and Chairman of the Board of Poco Petroleums Ltd. from January 1992 through May 1994, and President and Chief Executive Officer of Bowtex Energy (Canada) Corporation from July 1990 through January 1992. Mr. Nielsen also served as the Chairman of the Board and Chief Executive Officer of Mobil Oil Canada from April 1986 to January 1989, Chairman, President and Chief Executive Officer of Canadian Superior from 1977 to 1986, and President and General Manager of Mobil Oil Canada for ten years prior to that time. Mr. Nielsen holds a B.Sc. (Geology) and a M.Sc. (Geology) from the University of Alberta, Edmonton, Alberta.

      W. RUSSELL SCHEIRMAN - Mr. Scheirman has served as the President of the Company since 1992 and as Chief Financial Officer and a Director of the Company since 1991. From 1991 to 1992, Mr. Scheirman was Executive Vice President of the Company. He was an Associate at McKinsey & Company, Inc. from 1989 to 1991, an investment banker with Copeland, Wickersham and Wiley from 1984 to 1989 and a Petroleum Reservoir Engineer for Exxon Company, U.S.A. from 1978 to 1984. Mr. Scheirman holds a B.S. (Summa Cum Laude) and M.S. in Mechanical Engineering from Duke University (1977 and 1978, respectively) and an M.B.A. from California Lutheran University (1984).

      LAWRENCE C. TUCKER - Mr. Tucker is a general partner of Brown Brothers Harriman & Co. ("BBH&CO"), a private banking company, and has been with BBH&Co. for 33 years. Mr. Tucker currently serves as a member of the Steering Committee of BBH&Co. With T. Michael Long, Mr. Tucker is responsible for the corporate finance activities of BBH&CO., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Tucker is a director of MCI WorldCom, Inc., Riverwood International Corporation, National Healthcare Corporation and the MCI WorldCom Venture Fund. Mr. Tucker has a B.S. degree from Georgia Institute of Technology and an MBA from the Wharton School of the University of Pennsylvania.

      VIRGIL A. WALSTON, JR. - Mr. Walston, a co-founder of the Company, has been the Chief Operating Officer and Vice Chairman of the Board of Directors of the Company since 1989. From 1985 to 1989 Mr. Walston was Chief Operating Officer of Alcorn International, Inc., which was acquired by the Company in 1989. Mr. Walston was a Manager-Middle East/Far East Operations for Occidental Petroleum, Inc. from 1983 to 1985. He was a General Manager for Cities East Asia from 1980 to 1983, a Manager of Exploration Operations for Cities Eastern International in 1979, New Ventures Manager for Cities International from 1976 to 1979, an Exploration Manager for Cities Service Indonesia in 1976, Geological Manager for Cities Service Philippines in 1975, Senior Project Manager for Cities Service East Asia in 1974, and a Petroleum Geologist for ESSO Libya and ESSO Eastern from 1963 to 1974. Mr. Walston holds a B.S. in Geology from the University of Texas (1959) and an M.S. in Geology from Texas Tech University (1963).

      T. MICHAEL LONG - Mr. Long is a general partner of BBH&Co. and has been with BBH&Co. for 27 years. With Mr. Tucker, Mr. Long is responsible for the corporate finance activities of BBH&Co., including management of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Long received a B.A. degree from Harvard College in 1965 and he received an MBA from The Harvard University Graduate School of Business in 1971. Mr. Long is a director of Columbia/HCA Healthcare Corporation, Gulf Canada Resources Limited and Gulf Indonesia Resources Limited.

      ROBERT L. GERRY III - Mr. Gerry has been Chairman of the Board and Chief Executive Officer of the Company since August 1997. Until August 1997, Mr. Gerry was Vice-Chairman of Nuevo Energy Company ("Nuevo") since February 1994, prior to which he was President and Chief Operating Officer of Nuevo since its formation in March 1990. He has been Senior Vice President of Energy Assets International Corporation ("EAIC") since January 1989. For ten years prior to joining EAIC, Mr. Gerry was active as an independent investor concentrating on energy investments. He currently serves on the Board of Directors of Nuevo Energy Company, a position he has held since 1990, and Earth Satellite Corporation and as a Trustee of Texas Children's Hospital.

      WALTER W. GRIST - Mr. Grist has been with BBH&Co. for over 30 years. Mr. Grist is one of several managers of the 1818 Funds, private equity investing partnerships with committed capital exceeding $1 billion. Mr. Grist received his B.S. degree is Business Administration at New York University in 1965. Mr. Grist is a director of Computerized Medical Systems.

      Mr. Nielsen is a Canadian citizen. All other officers and directors (including the Nominees) of the Company are United States citizens.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they filed with the Commission.

      To the Company's knowledge and except as otherwise set forth below, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1998, the Company's officers, directors and greater than ten percent stockholders had complied with all Section 16(a) filing requirements. Mr. Nielsen filed one report on Form 5, pertaining to an acquisition of the Company's Common Stock late.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

      The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Directors are not compensated for service on the Board of Directors or any committee thereof. During 1998, the Board of Directors of the Company met formally five times and executed no unanimous consents. All directors attended at least 75% of the total number of meetings of the Board of Directors.

      In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee. Prior to May 5, 1998, the sole member of the audit committee was Arne R. Nielsen. On May 5, 1998, the Board re-appointed Mr. Nielsen and appointed Walter W. Grist to the Audit Committee. The Audit Committee (i) reviews with the Company's independent auditors the scope of the annual audit, (ii) reviews the independent auditors' management letter and (iii) meets with the Company's internal auditors. Also on May 5, 1998, the Board created a Compensation Committee comprised of T. Michael Long and Lawrence C. Tucker, both of whom are non-employee directors. The Compensation Committee establishes and approves the terms of employment of executive officers and reviews and approves management's recommendations concerning compensation of certain other employees. During 1998, the Audit Committee held no meetings and the Compensation Committee held one meeting. All directors who were members of a committee of the

Board of Directors were present at every committee meeting. The Company does not have a nominating committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company was party to Consulting Agreements from February 15, 1988 through July 31, 1997 with Alcorn Production Company, which was wholly owned by Charles W. Alcorn, Jr. and V.A. Walston & Associates, Inc., which is wholly owned by Mr. Walston. Pursuant to the Consulting Agreements, the Company was required to pay each of Alcorn Production Company and V.A. Walston & Associates, Inc. $180,000 per year.

      Under the partnership agreement of Hunt, 1818 Corp. has an obligation to contribute $5.1 million to fund its share of the exploration costs of HOOC, of which $0.7 million has been funded to date. In addition, if Hunt discovers oil or gas deposits, 1818 Corp. will be required to contribute an additional $7.5 million to fund appraisal costs. Immediately prior to the closing of the Acquisition, the Fund caused 1818 Corp. to deposit cash in the amount of $12.6 million with a commercial bank that will hold such cash as collateral for a letter of credit issued by the bank in favor of Hunt to secure the Company's obligations to make future capital contributions. If Hunt does not call such capital contributions as provided in the partnership agreement of Hunt, the cash collateral will be released to the Company.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

      The following table sets forth all compensation, for each executive officer of the Company, including salaries, fees, bonuses and deferred compensation, paid or accrued for the account of such persons for services rendered in all capacities during the three-year period ended December 31, 1998. The Company does not maintain any pension plans for the persons named below or any other employees of the Company domiciled in the United States.

                                                                                         LONG TERM COMPENSATION
                                                                               ---------------------------------------
                                             ANNUAL COMPENSATION                        AWARDS                 PAYOUTS
                                       ------------------------------------    --------------------------      -------
                                                                               RESTRICTED     SECURITIES
        NAME AND                                               OTHER ANNUAL      STOCK        UNDERLYING        LTIP     ALL OTHER
   PRINCIPAL POSITION         YEAR      SALARY       BONUS     COMPENSATION      AWARDS       OPTIONS (#)      PAYOUTS  COMPENSATION
-------------------------     ----     ---------   ---------   ------------    ----------     -----------      -------  ------------
Robert L. Gerry III
  Chief Executive Officer     1998     $ 225,000           0             0          0                 0           0          0
  Chairman of the Board .     1997        97,780(1)        0             0          0         1,000,000(2)        0          0

Virgil A. Walston, Jr
  Chief Operating Officer     1998     $ 210,000           0             0          0                 0           0          0
  and Vice Chairman of ..     1997       143,500           0             0          0                 0           0          0
  the Board .............     1996        96,000           0      $180,000(3)       0                 0           0          0

W. Russell Scheirman ....     1998     $ 160,000   $  10,000             0          0                 0           0          0
  President and .........     1997       160,000           0             0          0                 0           0          0
  Chief Financial Officer     1996       160,000           0             0          0         1,000,000(4)        0          0

--------------
(1) Mr. Gerry was appointed Chairman of the Board and Chief Executive Officer of the Company effective August 1, 1997.

(2) The options to purchase Common Stock have an exercise price of $0.625 per share and are fully vested.

(3) The Company was a party to a Consulting Agreement from February 15, 1988 through July 31, 1997 with V.A. Walston & Associates, Inc., which is wholly owned by Mr. Walston. Under the Consulting Agreements, the Company was required to pay V.A.
      Walston & Associates, Inc. $180,000 per year.

(4) The options to purchase Common Stock have exercise prices as follows and are fully vested: 400,000 shares at $0.375 per share, 300,000 shares at $0.50 per share and 300,000 shares at $1.00 per share.

EMPLOYMENT AND CONSULTING AGREEMENTS

      From August 1, 1997 to August 1, 1998, the Company was a party to an Employment Agreement with Mr. Robert L. Gerry III which provided that Mr. Gerry would serve as Chief Executive Officer of the Company, as a director and as the Chairman of the Board during the term of the Agreement for annual compensation of $225,000 per year. He was entitled to reimbursement for all reasonable and necessary business expenses incurred in the performance of his services under the Agreement. Mr. Gerry was also entitled to a bonus in the discretion of the Board of Directors as to amount and timing, as well as participation in the Company's medical and disability plans on terms no less favorable than those applicable to other executive officers of the Company and life insurance in the amount of $70,000. Pursuant to the Agreement, Mr. Gerry was granted options to purchase 1,000,000 shares of the Company's Common Stock at an exercise price of $0.625 per share, and 500,000 shares of Common Stock vested on August 1, 1997 and 500,000 shares of Common Stock vested on August 1, 1998. The options may be exercised for five years from the vesting date. None of the options had been exercised as of April 14, 1999.

      From March 15, 1993 through August 1, 1998, the Company was a party to an Employment Agreement with Mr. Scheirman which provided that Mr. Scheirman would serve as President and Chief Financial Officer of the Company and as a director of the Company during the term of the Agreement for annual compensation of $160,000. He was entitled to reimbursement for all reasonable and necessary business expenses incurred in the performance of his services under the Agreement. Mr. Scheirman was also entitled to a bonus in the discretion of the Board of Directors as to amount and timing, as well as participation in the Company's medical and disability plans on terms no less favorable than those applicable to other executive officers of the Company and life insurance in the amount of $70,000. Pursuant to the Agreement, options were granted to Mr. Scheirman on March 15, 1996 for 1,000,000 shares of the Common Stock of the Company at exercise prices of $0.375 per share for 400,000 shares, $0.50 per share for 300,000 shares and $1.00 per share for 300,000 shares. The options vested over a term of three years and may be exercised for five years from the vesting date. As of April 14, 1999, Mr. Scheirman had vested options to purchase 400,000 shares at $0.375 per share, 300,000 shares at $0.50 per share and 300,000 shares at $1.00 per share. None of the options had been exercised as of April 14, 1999. On March 15, 1993 Mr. Scheirman was granted options to purchase 50,000 shares at $10.25 per share and SAR's to 50,000 shares at $10.25 per share all of which are vested as of April 14, 1999. Also on March 15, 1992, Mr. Scheirman was granted options to purchase 25,000 shares at $10.25 and SAR's to 25,000 shares at $10.25 per share which expired unexercised on March 14, 1999.

      From February 15, 1988 through July 31, 1997, the Company was a party to an Employment Agreement with Mr. Walston that provided for an annual salary of $96,000 and the use of a motor vehicle at the Company's expense.

OPTION/SAR GRANTS IN 1998

      No option grants or SAR grants were awarded to any executive officer during 1998.

AGGREGATED OPTION/SAR EXERCISES IN 1998 AND OPTION/SAR VALUES AT DECEMBER 31,
1998

      The following table sets forth as of December 31, 1998, certain information concerning options to purchase Common Stock and SARs granted to the executive officers named in the Summary Compensation Table. No stock options or SARs were exercised by such persons in 1998.

                                                                                                   NUMBER OF
                                                                                                  SECURITIES           VALUE OF
                                                                                                  UNDERLYING          UNEXERCISED
                                                                                                  UNEXERCISED        IN-THE-MONEY
                                                                                                 OPTIONS/SARS       OPTIONS/SARS (1)
                                                                                               -----------------    -------------
                                                       SHARES ACQUIRED                           EXERCISABLE/       EXERCISABLE/
NAME                                                   ON EXERCISE (#)    VALUE REALIZED ($)     UNEXERCISABLE      UNEXERCISABLE
----                                                  ------------------  ------------------   -----------------    -------------
Robert L. Gerry III ..............................                  --                 --          1,000,000/ --    $ 265,000/ --
Virgil A. Walston, Jr ............................                  --                 --                -- / --          -- / --
                                                                    --                 --          1,050,000/ --(2) $ 323,000/ --
W. Russell Scheirman .............................                                                    50,000/ --(3)

---------------------
(1)   Based on a stock price of $0.890 per share at December 31, 1998.

(2)   Represents options to purchase Common Stock.

(3)   Represents stock appreciation rights.

LONG-TERM INCENTIVE PLANS

      At this time, the Company has no long-term incentive plans.

                                     ITEM 2.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

      Deloitte & Touche has been selected by the Company as its principal independent public accountants for the Company's fiscal year ending December 31, 1999, and served in such capacity for the Company's fiscal year ended December 31, 1998. The Board recommends that the stockholders vote FOR the ratification of the appointment by the Board of Directors of Deloitte & Touche to serve as the Company's principal independent auditors for the fiscal year ending December 31, 1999. Unless otherwise indicated, all properly executed proxies received by management will be voted for such ratification at the Meeting.

      Representatives of Deloitte & Touche are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and such representatives are expected to be available to respond to appropriate questions. If the stockholders do not ratify the selection of this firm, the Board of Directors will consider the selection of another firm of independent certified public accountants in the following year.

                     STOCKHOLDERS' PROPOSALS FOR NEXT ANNUAL MEETING

      Any proposals of holders of Common Stock intended to be presented at the annual meeting of stockholders of the Company to be held in 2000 must be received by the Company at its principal executive offices, 4600 Post Oak Place, Suite 309, Houston, Texas 77027, no later than December 22, 1999, in order to be included in the proxy statement and form of proxy relating to that meeting. If the date of the 2000 annual meeting of stockholders is changed by more than 30 days from the date of the 1999 annual meeting of stockholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2000 annual meeting of stockholders.

      The persons named in the Company's form of proxy for the 2000 annual meeting of stockholders will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive timely notice by March 7, 2000, unless the Company changes the date of its 2000 annual meeting of stockholders by more than 30 days from the date of the 1999 annual meeting of stockholders, in which case the Company will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2000 annual meeting of stockholders.

      If the date of the 2000 annual meeting of stockholders is advanced or delayed by more than 30 calendar days from the date of the 1999 annual meeting of stockholders, the Company shall, in a timely manner, inform stockholders of such change, by including a notice under Item 5 in its earliest possible quarterly report on Form 10-QSB. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

      In order to avoid controversy as to the date on which any such proposal is received by the Company, it is suggested that stockholders submit their proposals by certified mail, return receipt requested.

                                  OTHER MATTERS

      The management of the Company knows of no other matters which may come before the Meeting. However, if any matters other than those referred to above should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

      All costs incurred in the solicitation of proxies will be paid by the Company. In addition to solicitation by use of the mails, certain officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. Arrangements may be made with brokerage firms or other custodians, nominees and fiduciaries to send proxy materials to the beneficial owners of the voting securities of the Company.

      The Company will provide without charge to any stockholder as of the Record Date a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, upon written or oral request to the Investor Relations Department, VAALCO Energy, Inc., 4600 Post Oak Place, Suite 309, Houston, Texas 77027, telephone (713) 628-0801.

                                    By Order of the Board of Directors,

                                    Gayla M. Cutrer
                                    Secretary


April 21, 1999

                              VAALCO ENERGY, INC.

              4600 POST OAK PLACE, SUITE 309, HOUSTON, TEXAS 77027

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF VAALCO ENERGY, INC. (THE "COMPANY") FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 19, 1999.

The undersigned hereby constitutes and appoints Robert L Gerry III and W. Russell Scheirman, or either of them, with full power of substitution and revocation to each, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of VAALCO Energy, Inc. to be held on May 19, 1999, at 10:00 a.m., Houston time, at the headquarters of the Company, 4600 Post Oak Place, Suite 309, Houston, Texas 77027 or any adjournments thereof (the "Annual Meeting") and to vote the shares of Common Stock of the Company, $.10 par value per share ("Shares") standing in the name of the undersigned on the books of the Company on the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting:

The undersigned hereby acknowledges previous receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and hereby revokes any proxy or proxies heretofore given by the undersinged.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED.

PLEASE MARK     [X]
YOUR VOTES AS
INDICATED IN
ITS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AND FOR THE FOREGOING PROPOSALS AND IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED FOR SAID NOMINEES AND PROPOSALS.

1. PROPOSAL TO ELECT AS DIRECTORS of the Company two nominees for the Class I positions for a three-year term. Directors will hold office for the stated term or until their successors are elected and shall qualify. Nominees:
     Class I: Arne R. Nielson and W. Russell Scheirman. In addition to the nominees listed herein, the holders of Preferred Stock, Series A, will be voting as a class for the election of one Class I director. This will result in a total of three directors being elected to the Board of Directors.


    [ ] FOR all nominees  [ ] WITHHOLD authority only      [ ] WITHHOLD authority    (Instruction: To withhold authority to vote
                              for those nominee(s) whose       for ALL nominees      for any individual nominee, write that
                              names I have written below                             nominee's name on the space provided below.)

                                                                                     ______________________________________________

2. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE as the independent auditors of the Company for the fiscal year ending December 31, 1999:

        [ ]  FOR               [ ]  AGAINST           [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

                                        Dated __________________________, 1999.

                                        _______________________________________
                                        Stockholder's Signature
                                        _______________________________________
                                        Stockholder's Signature

                                        Signature should agree with name printed herein. If Shares are held in name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.